Exhibit 23.1

Consent of Independent Accountants

The Board of Directors of
Sohu.com Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2001, relating to the financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 of Sohu.com Inc., which appears in Sohu.com Inc.'s Annual Report on Form 10-K filed under the Securities Act of 1934.

/s/ PricewaterhouseCoopers

Beijing, China
May 25, 2001